EXHIBIT 99.1

OLD KENT

N e w s R e l e a s e	Old Kent Financial Corporation 111 Lyon Street NW Grand Rapids, MI 49503-2406

NYSE:	OK
FOR RELEASE:	Immediate
DATE:	April 14, 2000
CONTACT:	Albert T. Potas
(616) 771-1931

Old Kent Reports First Quarter Earnings
- Operating EPS increased 17.3% to $0.61 per share -
- Net income per share, inclusive of merger related charges, of $0.47 -

     Grand Rapids, Michigan        --        Old Kent reported its operating results for the three months ended March 31, 2000. David Wagner, Chairman, President and CEO said "In view of the challenging interest rate environment, we are pleased with our results for the quarter."

     As discussed below, during the quarter, Old Kent completed its acquisition of Merchants Bancorp, Inc. ("Merchants") as a "pooling-of-interests" transaction. Accordingly, prior period amounts reported in this release have been adjusted to reflect the inclusion of Merchants on a comparable basis.

First Quarter 2000 Financial Highlights:
     Excluding $17.5 million (or $0.14 per share) of after-tax merger related charges:
•	Operating earnings per share was $0.61 for the first quarter of 2000, a 17.3% increase over 1999.
•	Operating earnings were $74.5 million, or 13.7% better than the first quarter of 1999.
•	Total (taxable-equivalent) revenues increased 3.8% with no increase in operating expenses.
•	Non-interest revenues grew 6.7% and represented 37.9% of total revenues, up from 36.8% last year.
•	Operating return on average total equity was 22.76% compared to 19.30% for the first quarter of 1999.
•	Operating return on average total assets was 1.56% versus 1.37% for the preceding year's first quarter.
•	Commercial loans increased to $7.7 billion at March 31, 2000, up 22% over last year.
•	Consumer loans totaled $4 billion at March 31, 2000, an increase of 37%.
•	Credit quality remained strong -- net loan losses were $6.1 million and included $2 million of loan charge-offs recognized to conform the credit evaluation practices of Merchants to those of Old Kent.

Revenues:
     Total taxable equivalent revenues, exclusive of security transactions, were $289.7 million for the first quarter of 2000, a 3.8% increase over last year's first quarter. This improvement includes a higher level of net interest income attributable to the growth in commercial and consumer loans and improved non-interest revenues.

     Net interest income increased 2% to $175.1 million despite the effects of margin compression associated with higher interest rates. An improved mix of interest-earning assets, more heavily weighted in loans, along with growth in total interest-earning assets contributed to the increase. At March 31, 2000, total loans were $13.6 billion, 20.4% more than the total one year earlier, and interest-earning assets were $18 billion, 5.4% more than last year. The net interest margin for the first quarter of 2000 was 4.14% compared to 4.04% for the first three months of 1999.

     Non-interest revenues, excluding security transactions, increased by 6.7% to $109.8 million. Mortgage banking revenues decreased as expected, by 5.4% to $42.7 million. Investment management and trust revenues were $20.9 million for the quarter ended March 31, 2000, a 10.4% increase over last year's first quarter. Deposit account revenues grew 10.2% over the comparable 1999 period. Total non-interest revenues were 37.9% of total taxable-equivalent revenues for the first three months of 2000 compared to 36.8% for the same period of 1999.

Expenses:
     Total non-interest expenses were $169.5 million for the quarter ended March 31, 2000, unchanged from the prior year's first quarter and accompanied by a 3.8% increase in total revenues. This favorable result reflected efficiencies attained by the Corporation from its acquisitions of banking franchises over the past few quarters. It also reflects the successful efforts of Old Kent Mortgage Company in reducing its production capacity to align resources with demand levels in a higher interest rate environment. The efficiency ratio expresses how much of each revenue dollar is used to pay operating expenses and was 58.5% for the first quarter of 2000, comparing favorably to 60.7% for the year ago quarter.

Asset Quality:
     The Corporation's provision for credit losses, excluding the special merge-related provision, was $6.4 million for the first quarter of 2000, compared to $7.3 million for the same period in 1999. Net loan losses for the three months ended March 31, 2000, exclusive of those related to conforming Merchants credit evaluation practices,  were $4.1 million in comparison to $6.3 million for last year's first quarter. The decrease in net loan losses is the direct result of Old Kent's ongoing emphasis on strong underwriting. At March 31, 2000, the allowance for credit losses was 1.46% of total loans compared to 1.68% at March 31, 1999. Nonperforming assets were $74.2 million at March 31, 2000, or 0.38% of total assets, compared to $77.5 million, or 0.41% of total assets one year earlier.

Acquisitions:
     Effective February 11, 2000, Old Kent completed its acquisition of Merchants Bancorp, Inc., a bank holding company headquartered in Aurora, Illinois, in a "pooling-of-interests" transaction. When acquired, Merchants had total assets of $1 billion and deposits of $0.7 billion. As a result of this acquisition, Old Kent now enjoys the #1 deposit market share in Illinois' prosperous Kane County. In connection with this acquisition, Old Kent recognized approximately $17.5 million, or $0.14 per share, of after tax charges related to this merger. Management has identified the following charges (on a pre-tax basis) as such: a special loan loss provision of $4 million to conform Merchants asset quality measurements with Old Kent's more conservative practices; security losses of $6.1 million resulting from the sale of $266 million of securities to realign the balance sheet composition of the newly combined companies to Old Kent's profile; and $16 million of costs associated with completion of the transaction, elimination of redundant operations, asset obsolescence and other nonrecurring costs. Old Kent anticipates realizing approximately $9 million of annual pre-tax cost savings beginning in April 2000.

     Effective April 1, 2000, subsequent to the March 31, 2000 "as of" date for this release, Old Kent acquired Grand Premier Financial, Inc. ("Grand Premier"), a bank holding company headquartered in Wauconda, Illinois, in a "pooling-of-interests" transaction. When acquired, Grand Premier had total assets of $1.7 billion and deposits of $1.3 billion and a sizable presence in growing communities located in Lake and McHenry Counties, north and northwest of Chicago.

Stock Repurchase Program:
     As of March 31, 2000, the Corporation had completed the repurchase of 2.25 million shares of its common stock under a June 1999 authorization allowing for the repurchase of 3 million shares of its common stock within the ensuing year. As in past programs, shares are to be acquired ratably on a quarterly basis for use in future stock dividends and for issuances related to the Corporation's direct stock purchase plan, OK Invest Direct, and to employee stock plans.

Conference Call:
     Old Kent's management will host a conference call to discuss the operating results for the quarter ended March 31, 2000, at 11:00 a.m. (Eastern Daylight Time) on April 14, 2000. The conference may be accessed by dialing 800-491-4331 ("listen only" mode) just prior to the scheduled start time. A replay of the call will be available through April 21, 2000, by dialing 800-696-1588 (passcode: 686815). The call, on a "live" or replay basis, may also be accessed through Old Kent's website, www.oldkent.com.

Websites:
     During February, 2000, Old Kent launched its internet banking distribution channel. To date, about 8,000 new and existing customers have elected to take advantage of this new capability.

     Information about Old Kent and its products and services, including the OK Cafe and OK Invest Direct, is available through its website, www.oldkent.com, and through related sites: www.oldkentfinadvisors.com; www.kentfunds.com; www.oldkentinsurance.com; and www.oldkentmortgage.com.

Description of Old Kent:
     Old Kent is a financial services company headquartered in Grand Rapids, Michigan, with a 41 year history of consecutive increases in annual per share earnings and dividends. It operates nearly 300 banking offices in Michigan, Illinois and Indiana, as well as a nationwide mortgage lending franchise. At March 31, 2000, Old Kent had total assets of approximately $20 billion.

			Percentage
EARNINGS SUMMARY:	2000	1999 (a) (b)	Change
Quarter ended March 31:
Before merger-related charges:
Basic Earnings per Share	$0.61	$0.53	15.1%
Diluted Earnings per Share	$0.61	$0.52	17.3%
Net Income	$74,502,000	$65,531,000	13.7%
After merger-related charges:
Basic Earnings per Share	$0.47	$0.53	-11.3%
Diluted Earnings per Share	$0.47	$0.52	-9.6%
Net Income	$56,996,000	$65,531,000	-13.0%

Balance Sheet Data at March 31:
Commercial Loans	$7,678,262,000	$6,298,543,000	21.9%
Consumer Loans	4,003,434,000	2,919,704,000	37.1%
Residential Mortgage Loans	1,877,828,000	2,045,959,000	-8.2%
Total Loans	13,559,524,000	11,264,206,000	20.4%
Total Interest-earning Assets	17,988,295,000	17,059,061,000	5.4%
Core Deposits	13,274,930,000	13,288,387,000	-0.1%
Total Deposits	14,572,987,000	14,683,371,000	-0.8%
Total Assets	19,664,874,000	18,722,161,000	5.0%
Shareholders' Equity	1,314,125,000	1,352,444,000	-2.8%

(a)	adjusted to reflect a five percent stock dividend paid July 17, 1999.
(b)
restated to include CFSB Bancorp, Inc. and Pinnacle Banc Group, Inc. acquired during the third quarter of 1999 and to include Merchants Bancorp, Inc. acquired February 11, 2000 , in "pooling-of-interests" transactions.

Forward Looking Statement
   This press release contains certain forward-looking statements within the meaning of the Private Securities   Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends,"   "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events.   Actual results could materially differ from those presented. Internal and external factors that might cause such a   difference include, but are not limited to, the possibility that anticipated cost savings from mergers and other initiatives   may not be fully realized within the expected time frames. Actual results could materially differ from those contained   in, or implied by such statements. Old Kent undertakes no obligation to release revisions to these forward looking    statements or reflect events or conditions after the date of this release.

# # #

OLD KENT
            Financial Corporation
Consolidated Key Financial Data (a)
[Amounts in thousands, (except per share data]	1st Quarter			3rd Quarter
	2000			1999
Unaudited)	Excluding Merger	1st Quarter	4th Quarter	Excluding Merger	3rd Quarter	2nd Quarter	1st Quarter
Key Statistics	Charges	2000	1999	Charges	1999	1999	1999
Net income.	$74,502	$56,996	$71,014	$72,337	$54,737	$67,828	$65,531
Basic earnings per share	$0.61	$0.47	$0.58	$0.59	$0.45	$0.55	$0.53
Diluted earnings per share	$0.61	$0.47	$0.58	$0.58	$0.44	$0.55	$0.52
Cash basis earnings per share (b)	$0.64	$0.50	$0.61	$0.62	$0.48	$0.58	$0.55
Operating revenue per share (c)	$2.36	$2.36	$2.39	$2.38	$2.38	$2.34	$2.22
Operating expense per share (c)	$1.38	$1.38	$1.40	$1.39	$1.39	$1.45	$1.35
Return on average total assets	1.56	1.20	1.51	1.54	1.16	1.42	1.37
Return on average total equity	22.76	17.57	21.57	21.67	16.53	20.56	19.30
Net interest margin	4.14	4.14	4.24	4.32	4.32	4.16	4.04
Yield on average earning assets	8.18	8.18	8.01	7.95	7.95	7.75	7.72
Cost of average paying liabilities	4.57	4.57	4.34	4.17	4.17	4.10	4.21
Efficiency ratio (c)	58.52	58.52	58.36	58.09	58.09	61.80	60.75
Net profit margin	25.72	19.68	24.17	24.52	18.55	23.36	23.48
Common Stock Information (adjusted for stock dividends)
Book value per share	$10.81	$10.81	$10.65	$10.72	$10.72	$10.73	$10.93
Dividends paid per share	0.220	0.220	0.220	0.200	0.200	0.190	0.190
Per share price:
High	34.88	34.88	42.25	44.75	44.75	46.85	45.00
Low	23.88	23.88	33.56	36.63	36.63	40.00	39.52
Close	32.31	32.31	35.38	37.13	37.13	41.88	40.30
Outstanding shares at end of period	121,578	121,578	121,930	122,420	122,420	122,950	123,752
Number of shares used to compute:
Basic earnings per share	121,831	121,831	121,978	122,760	122,760	123,013	124,298
Diluted earnings per share	122,537	122,537	122,891	123,734	123,734	124,116	125,587

(a)
Restated to include "pooling-of-interests" transactions: Merchants Bancorp, Inc., acquired February 11, 2000; CFSB Bancorp, Inc., acquired July 9, 1999; and Pinnacle Banc Group, Inc., acquired September 3 , 1999.

(b)	Cash basis earnings per share excludes the effect of amortization of intangibles.
(c)	Excludes non-recurring items.

OLD KENT
            Financial Corporation

Consolidated Key Financial Data (a)

[Amounts in thousands, except per share data]	1st Quarter			3rd Quarter
	2000			1999
(Unaudited)	Excluding Merger	1st Quarter	4th Quarter	Excluding Merger	3rd Quarter	2nd Quarter	1st Quarter
Summary Income Statement	Charges	2000	1999	Charges	1999	1999	1999
Taxable equivalent net interest income	$179,899	$179,899	$183,520	$187,725	$187,725	$181,637	$176,279
Interest income	350,497	350,497	342,780	341,038	341,038	333,134	330,872
Interest expense	175,389	175,389	164,232	158,266	158,266	156,248	159,196
Net interest income	175,108	175,108	178,548	182,772	182,772	176,886	171,676
Provision for credit losses (operating)	6,372	6,372	10,620	7,608	7,608	5,514	7,346
Provision for credit losses (merger related)	--	4,000	--	--	--	--	--
Other income:
Mortgage banking revenues - net	42,709	42,709	49,721	46,956	46,956	49,673	45,140
Investment management & trust revenues	20,911	20,911	19,491	19,293	19,293	19,163	18,946
Deposit account revenues	18,831	18,831	19,323	18,879	18,879	18,304	17,093
Insurance sales commissions	6,038	6,038	5,432	5,956	5,956	5,979	5,974
Other revenues and fees	21,270	21,270	16,277	16,213	16,213	15,547	15,666
Total other income	109,759	109,759	110,244	107,297	107,297	108,666	102,819
Securities gains	3	3	36	5	5	5,216	2,718
Securities gain/(losses) (merger related)	--	(6,125)	--	--	--	--	--
Total	109,762	103,637	110,280	107,302	107,302	113,882	105,537
Other expense:
Salaries and employee benefits	90,043	90,043	87,324	89,871	89,871	91,044	89,079
Occupancy expense	13,573	13,573	14,009	13,253	13,253	13,096	13,254
Equipment expense	11,148	11,148	12,286	11,162	11,162	11,649	10,509
Amortization of goodwill & intangibles	4,340	4,340	4,444	4,542	4,542	4,671	4,554
Other	50,414	50,414	53,376	52,557	52,557	58,939	52,160
Total other expense	169,518	169,518	171,439	171,385	171,385	179,399	169,556
Merger charges	--	16,000	--	--	26,000	--	--
Total.	169,518	185,518	171,439	171,385	197,385	179,399	169,556
Income before income taxes	108,980	82,855	106,769	111,081	85,081	105,855	100,311
Income taxes	34,478	34,478	35,755	38,744	38,744	38,027	34,780
Income taxes (applicable to merger charges)	--	(8,619)	--	--	(8,400)	--	--
Net income	$74,502	$56,996	$71,014	$72,337	$54,737	$67,828	$65,531

OLD KENT
            Financial Corporation

Five Quarter Average Balances, Yields and Rates (a)

(Unaudited)	1st Quarter 2000	4th Quarter 1999	3rd Quarter 1999
(Yields and rates are on a fully taxable-	Ending	Average	Yield/	Ending	Average	Yield/	Ending	Average	Yield/
equivalent basis, dollars in millions)	Balance	Balance	Rate	Balance	Balance	Rate	Balance	Balance	Rate
Assets:
Loans:
Commercial loans and leases	$7,678	$7,469	8.74%	$7,297	$7,043	8.55%	$6,921	$6,767	8.45%
Consumer loans	4,003	3,712	9.04	3,639	3,425	8.96	3,305	3,205	8.93
Residential mortgages	1,878	1,857	7.70	1,829	1,746	7.64	1,713	2,082	7.70
Total loans	13,559	13,038	8.68	12,765	12,214	8.53	11,939	12,054	8.45
Securities	3,465	3,472	6.36	3,530	3,648	6.37	3,619	3,796	6.56
Mortgages held-for-sale	913	883	8.12	901	1,247	8.02	1,452	1,404	7.53
Other interest - earning assets	51	44	5.83	29	152	5.48	50	60	5.34
Total earning assets	17,988	17,437	8.18	17,225	17,261	8.01	17,060	17,314	7.95
Unrealized gain/(loss) on S.A.F.S.	(97)	(104)		(93)	(69)		(57)	(43)
Allowance for credit losses	(198)	(195)		(193)	(194)		(194)	(192)
Cash and due from banks	567	559		630	602		586	620
Goodwill and other intangibles	133	136		137	140		141	144
Mortgage servicing rights	287	285		277	296		285	287
Other assets	985	936		956	801		779	701
Total assets	$19,665	$19,054		$18,939	$18,837		$18,600	$18,831

Liabilities and shareholders' equity:
Savings deposits	$5,723	$5,709	3.21%	$5,641	$5,626	3.05%	$5,568	$5,644	2.85%
Negotiable and foreign deposits	1,298	1,268	5.82	1,266	1,223	5.57	1,120	1,109	5.15
Consumer time deposits	5,443	5,375	5.08	5,349	5,440	4.85	5,490	5,577	4.79
Total interest - bearing deposits	12,464	12,352	4.29	12,256	12,289	4.10	12,178	12,330	3.94
Federal funds purchased and
repurchase agreements	1,440	1,062	5.04	990	822	4.51	751	925	4.38
Other borrowed funds	1,828	1,816	5.93	1,739	1,721	5.65	1,719	1,618	5.50
Subordinated debt	100	100	6.74	100	100	6.74	100	100	6.74
Floating rate subordinated securities	100	100	7.21	100	100	7.09	100	100	6.37
Total interest - bearing funds	15,932	15,430	4.57	15,185	15,032	4.34	14,848	15,073	4.17
Demand deposits	2,109	2,031		2,160	2,182		2,138	2,176
Other liabilities	310	295		296	324		302	257
Shareholders' equity:
Common stock, surplus and retained earnings	1,391	1,370		1,373	1,344		1,349	1,352
Net unrealized gain/(loss) on S.A.F.S.	(77)	(72)		(75)	(45)		(37)	(27)
Total liabilities and
shareholders' equity	$19,665	$19,054		$18,939	$18,837		$18,600	$18,831

Selected Ratios
Net interest spread			3.61%			3.67%			3.78%
Net interest income as a percent
of average earning assets			4.14%			4.24%			4.32%
Total equity to total assets	6.68%			6.86%			7.05%
Tangible equity to tangible assets	6.05%			6.18%			6.34%

Memoranda
Core deposits	13,275	13,115		13,149	13,248		13,196	13,397
Total deposits	14,573	14,384		14,416	14,471		14,316	14,506
Mortgage servicing portfolio	15,358			14,726			15,113
Mortgage banking full-time equivalent employees	2,736			2,778			2,951
Total full-time equivalent employees	8,241			8,327			8,627

(Unaudited)
Credit Quality	1st Quarter 2000	4th Quarter 1999	3rd Quarter 1999
Ending allowance for credit losses	$197.7	$192.8	$193.8
Nonperforming assets:
Nonaccrual	65.1	59.4	56.3
Renegotiated	1.9	2.2	2.2
Total impaired loans	67.0	61.6	58.5
Other real estate owned	7.2	8.3	6.8
Total nonperforming assets	74.2	69.9	65.3
Loans delinquent over 90 days	13.5	14.2	17.1
Gross charge-offs	11.7	16.4	10.8
Recoveries	5.6	4.8	6.8
Net charge-offs	6.1	11.6	4.0
Provision for credit losses	10.4	10.6	7.6

Key Ratios:
Allowance to loans	1.46%	1.51%	1.62%
Allowance to impaired loans	295.17	313.08	331.19
Impaired loans to loans	0.49	0.48	0.49
Nonperforming assets to assets	0.38	0.37	0.35
90 days delinquent to loans	0.10	0.11	0.14
Net charge-offs to average loans	0.19	0.40	0.14

OLD KENT
            Financial Corporation

Five Quarter Average Balances, Yields and Rates (a)

(Unaudited)	2nd Quarter 1999	1st Quarter 1999
(Yields and rates are on a fully taxable-	Ending	Average	Yield/	Ending	Average	Yield/
equivalent basis, dollars in millions)	Balance	Balance	Rate	Balance	Balance	Rate
Assets:
Loans:
Commercial loans and leases	$6,638	$6,465	8.27%	$6,298	$6,222	8.39%
Consumer loans	3,074	2,990	8.98	2,920	2,671	9.07
Residential mortgages	2,090	2,043	7.65	2,046	1,986	7.58
Total loans	11,802	11,498	8.34	11,264	10,879	8.41
Securities	3,883	4,328	6.54	4,321	4,366	6.56
Mortgages held-for-sale	1,383	1,616	6.83	1,441	2,127	6.79
Other interest - earning assets	17	32	4.83	33	155	5.27
Total earning assets	17,085	17,474	7.75	17,059	17,527	7.72
Unrealized gain/(loss) on S.A.F.S.	(40)	2		19	26
Allowance for credit losses	(190)	(190)		(189)	(188)
Cash and due from banks	678	651		604	661
Goodwill and other intangibles	146	148		150	149
Mortgage servicing rights	281	271		266	240
Other assets	772	751		813	760
Total assets	$18,732	$19,107		$18,722	$19,175

Liabilities and shareholders' equity:
Savings deposits	$5,547	$5,549	2.74%	$5,486	$5,428	2.76%
Negotiable and foreign deposits	1,125	1,371	4.96	1,395	1,618	5.09
Consumer time deposits	5,663	5,653	4.87	5,667	5,721	5.05
Total interest - bearing deposits	12,335	12,573	3.94	12,548	12,767	4.08
Federal funds purchased and
repurchase agreements	912	1,127	4.36	908	1,145	4.35
Other borrowed funds	1,453	1,368	5.07	1,218	1,220	5.05
Subordinated debt	100	100	6.74	100	100	6.74
Floating rate subordinated securities	100	100	6.08	100	100	6.09
Total interest - bearing funds	14,900	15,268	4.10	14,874	15,332	4.21
Demand deposits	2,244	2,235		2,135	2,168
Other liabilities	268	284		361	317
Shareholders' equity:
Common stock, surplus and retained earnings	1,345	1,319		1,338	1,340
Net unrealized gain/(loss) on S.A.F.S.	(25)	1		14	18
Total liabilities and
shareholders' equity	$18,732	$19,107		$18,722	$19,175

Selected Ratios
Net interest spread			3.65%			3.51%
Net interest income as a percent
of average earning assets			4.16%			4.04%
Total equity to total assets	7.05%			7.22%
Tangible equity to tangible assets	6.32%			6.47%

Memoranda
Core deposits	13,454	13,437		13,288	13,317
Total deposits	14,579	14,808		14,683	14,935
Mortgage servicing portfolio	14,729			14,653
Mortgage banking full-time equivalent employees	3,014			2,760
Total full-time equivalent employees	8,827			8,576

(Unaudited)
Credit Quality	2nd Quarter 1999	1st Quarter 1999
Ending allowance for credit losses	$190.2	$189.3
Nonperforming assets:
Nonaccrual	60.1	67.2
Renegotiated	3.3	3.3
Total impaired loans	63.4	70.5
Other real estate owned	6.6	7.0
Total nonperforming assets	70.0	77.5
Loans delinquent over 90 days	16.1	10.6
Gross charge-offs	10.0	11.0
Recoveries	5.4	4.7
Net charge-offs	4.6	6.3
Provision for credit losses	5.5	7.3

Key Ratios:
Allowance to loans	1.61%	1.68%
Allowance to impaired loans	317.98	275.98
Impaired loans to loans	0.51	0.61
Nonperforming assets to assets	0.37	0.41
90 days delinquent to loans	0.14	0.09
Net charge-offs to average loans	0.16	0.23

OLD KENT
            Financial Corporation

          Credit Loss Reserve Summary

(Unaudited)
(Amounts in thousands)

	Q1-00	Q4-99	Q3-99	Q2-99	Q1-99

Beginning Reserve	$192,805	$193,788	$190,206	$189,306	$188,111

Provision	10,372	10,620	7,608	5,514	7,346

Net Charge - offs	6,102	11,603	4,026	4,614	6,271

Other	584	0	0	0	120

Ending Reserve	$197,659	$192,805	$193,788	$190,206	$189,306

Net Loan Charge - offs

Commercial Loans	$2,762	$8,114	$1,014	$1,716	$2,791
Consumer Loans	2,833	3,421	2,404	2,658	3,746
Real Estate - Mortgages	507	68	608	240	(266)

Total Net Loan Charge - offs	$6,102	$11,603	$4,026	$4,614	$6,271

Net Charge - off Ratio	0.19%	0.40%	0.14%	0.16%	0.23%

OLD KENT
            Financial Corporation
         Selected Mortgage Banking Information

(Unaudited)
	For the Quarter Ended
	3/31/00	12/31/99	9/30/99	6/30/99	3/31/99

Net mortgage banking revenue (thousands)	$42,709	$49,721	$46,956	$49,673	$45,140
Mortgage originations (millions)	$1,960	$2,216	$2,739	$3,503	$3,633
Retail originations as a percentage of mortgage originaitons	55%	56%	55%	53%	49%
Home purchases as a percentage of mortgage originations	72%	72%	73%	56%	38%
Mortgage originations percentage by loan type:
Conventional loans	60%	56%	58%	70%	75%
FHA/VA loans	30%	34%	33%	27%	23%
Sub-prime loans	10%	10%	9%	3%	2%
Mortgage loan sales (millions)	$1,819	$2,349	$2,804	$3,330	$4,279
Loans serviced for others (millions)	$15,358	$14,726	$15,113	$14,729	$14,653
Mortgage servicing rights (millions)	$287	$278	$285	$282	$266
Servicing portfolio weighted average coupon	7.54%	7.45%	7.41%	7.38%	7.36%
Number of branch offices/states	149/31	147/32	152/31	167/32	160/32

Mortgage Servicing Rights
Balance at beginning of period	$277,544	$284,616	$281,559	$265,652	$228,659
Additions	51,934	45,858	54,663	68,212	91,645
Sales	(34,461)	(43,051)	(38,181)	(36,082)	(38,525)
Amortization	(8,310)	(9,879)	(13,425)	(16,223)	(16,127)
Balance at end of period	$286,707	$277,544	$284,616	$281,559	$265,652
Estimated fair value of mortgage servicing rights	$343,000	$323,000	$340,000	$328,000	$304,000